MathStar Schedules Fourth Quarter 2007 Conference Call for Feb. 19

      HILLSBORO, Ore., Feb. 11 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq:
MATH), a fabless semiconductor company specializing in high-performance programmable logic, has scheduled its fourth quarter 2007 financial results conference call for Tuesday, Feb. 19, 2008 at 1:30 p.m. Pacific time. MathStar will release its fourth quarter results at approximately 1:00 p.m. Pacific time that same day. To listen to the call, please dial 303-205-0044 or 800-366-3964. A replay of the call will be made available on the company's website at http://www.mathstar.com.

      About MathStar, Inc.

      MathStar is a fabless semiconductor company offering best in class, high-performance programmable logic solutions. MathStar's field programmable object array (FPOA) can process arithmetic and logic operations at 1 gigahertz clock rates, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar's Arrix family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security & surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit http://www.mathstar.com.

SOURCE  MathStar, Inc.

CONTACT:  James Cruckhank of MathStar, Inc.,
+1-503-726-5500,
info@mathstar.com;

or

Alexis Pascal of Stapleton Communications, alexis@stapleton.com,
+1-650-470-0200, for MathStar, Inc.

Web site:  http://www.mathstar.com